UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2012

TRIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34828	20-1320630
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 105

San Diego, CA

(Address of principal executive offices)

92121

(Zip code)

(858) 452-0370

Registrant’s telephone number, including area code

6310 Nancy Ridge Drive, Suite 101

San Diego, CA

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2012, solely in order to provide for an equal apportionment of the members of the Board of Directors (the “Board”) of Trius Therapeutics, Inc. (the “Company”) among the three classes of the Company’s classified Board, David S. Kabakoff, Ph.D., age 64, resigned from the Board as a Class I director with a term expiring at the Company’s 2014 annual meeting of stockholders and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, was immediately reappointed by the Board as a Class II director with a term expiring at the Company’s 2012 annual meeting of stockholders. The reallocation of Dr. Kabakoff from one class of directors to another class of directors had no effect on any aspect of his compensatory arrangements with the Company and he continues to serve as the Chairman of the Board and as a member of the Audit and Nominating and Corporate Governance Committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trius Therapeutics, Inc.

Dated: April 12, 2012	By:	/s/ John P. Schmid
	Name:	John P. Schmid
	Title:	Chief Financial Officer